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                                                                    May 12, 2003

OptiCare Health Systems, Inc.
87 Grandview Avenue
Waterbury, CT 06708

Ladies and Gentlemen:

         Palisade Concentrated Equity Partnership, L.P. ("Palisade") hereby exchanges the entire amount of principal and interest due under that Senior Subordinated Secured Note dated January 25, 2002 (the "Palisade Note") executed by OptiCare Health Systems, Inc. ("OptiCare"), which Palisade and OptiCare agree is equal to $16,130,232, into 403,256 shares of Series C Preferred Stock, par value $.001 per share (the "Series C Preferred Stock").

         Linda Yimoyines ("Ms. Yimoyines" and collectively with Palisade, the "Holders") hereby exchanges the entire amount of principal and interest due under that Senior Subordinated Secured Note dated January 25, 2002 (collectively with the Palisade Note, the "Notes") executed by OptiCare, which Ms. Yimoyines and OptiCare agree is equal to $116,045, into 2,902 shares of Series C Preferred Stock.

         On the date hereof OptiCare shall issue and deliver to (i) Palisade a stock certificate evidencing 403,256 shares of Series C Preferred Stock and (ii) Ms. Yimoyines a stock certificate evidencing 2,902 shares of Series C Preferred Stock (collectively, the "Shares"), and on the date hereof a copy of such certificate has been faxed to each Holder.

         A. Representations and Warranties; Covenants

         1. Each of the Holders represents and warrants to Opticare that such Holder (i) is acquiring the Shares for such Holder's own account for the purpose of investment, and (ii) is not acquiring the Shares with a view to, or for resale in connection with, a distribution, nor with any present intention of distributing or selling the Shares and understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state. Each of the Holders understands that until the Shares have been registered under the Securities Act and applicable state securities laws each certificate representing such Shares shall bear a legend substantially similar to the following:

                THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE


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                SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT
                SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

         2. Each of the Holders represents and warrants to OptiCare that such Holder is an "accredited investor" as such term is defined in Regulation D under the Securities Act.

         3. Palisades represents and warrants to OptiCare that (i) it has the right and power under its organizational documents to execute, deliver and perform its obligations hereunder; (ii) this Letter Agreement has been duly authorized by all necessary partnership action, and (iii) the officer executing and delivering this Letter Agreement has the requisite right, power, capacity and authority to do so on behalf of such partnership.

         4. Ms. Yimoyines represents and warrants to OptiCare that she has the legal capacity to execute this Letter Agreement.

         5. OptiCare represents and warrants to each of the Holders that (i) it has the right and power under its charter and bylaws to execute, deliver and perform its obligations hereunder; (ii) this Letter Agreement has been duly authorized by all necessary corporate or action, and (iii) the officer executing and delivering this Letter Agreement has the requisite right, power, capacity and authority to do so on behalf of such corporation.

         6. OptiCare represents and warrants to each of the Holders that (i) an amendment to its Certificate of Incorporation that increases its authorized number of shares of common stock, par value $.001 per share (the "Common Stock"), to 150,000,000 shares (the "Shareholder Proposal") was submitted for approval by OptiCare to its shareholders at its next meeting of shareholders, which is scheduled to be held on May 19, 2003, in accordance with applicable legal requirements, the provisions of OptiCare's Certificate of Incorporation and Bylaws, and the requirements of the American Stock Exchange, and (ii) the OptiCare Board of Directors has recommended that the shareholders approve the Shareholder Proposal. OptiCare covenants to each of the Holders that, after such approval is obtained, it shall promptly list the Common Stock issuable upon conversion of the Series C Preferred Stock on The American Stock Exchange.

         7. OptiCare represents and warrants to each of the Holders that, immediately prior to the consummation of the transactions contemplated by this Letter Agreement, the authorized capital stock of OptiCare consists of (i) 75,000,000 shares of Common Stock, of which a total of 29,958,277 shares of Common Stock are issued and outstanding, and (ii) 5,000,000 shares of Preferred Stock, par value $.001 per share, of which (a) 550,000 shares are designated as Series A Convertible Preferred Stock, par value $.001 per share, of which no shares are issued and outstanding, (b) 3,500,000 shares are designated as Series B 12.5% Voting Cumulative Convertible Participating Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"), of which 3,204,959.8 shares are issued and outstanding, and (c) 406,158 shares are designated Series C Preferred Stock, of



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which no shares are issues and outstanding. OptiCare further represents and warrants to each of the Holders that: (A) except for the outstanding shares of Series B Preferred Stock and as set forth on Schedule A-7 attached hereto, there is no existing option, warrant, call, commitment or other agreement to which OptiCare is a party requiring, and there are no convertible securities of OptiCare outstanding which upon conversion would require, the issuance of any additional shares of stock of OptiCare or other securities convertible into shares of equity securities of OptiCare; (B) except as set forth in OptiCare's Certificate of Incorporation and Bylaws, there are no agreements to which OptiCare is a party or, to the knowledge of OptiCare, to which any stockholder or warrant holder of OptiCare is a party in its capacity as such, with respect to the voting or transfer of stock of OptiCare; (C) except as set forth on Schedule A-7, there are no stockholders' preemptive rights or rights of first refusal or other similar rights with respect to the issuance of stock by OptiCare; and (D) true and correct copies of the Certificates of Incorporation and Bylaws of OptiCare, as currently in effect, have been delivered to counsel to Palisade.

         8. OptiCare represents and warrants to each of the Holders that: (i) the Shares, when issued and delivered in exchange for the Notes in accordance with the terms of this Letter Agreement, will be duly authorized, validly issued and fully paid and non-assessable, free and clear of all pledges, liens, encumbrances and preemptive rights, and (ii) upon (A) approval of the Shareholder Proposal by the shareholders of OptiCare, (B) the acceptance by the Delaware Secretary of State of the Amendment to the Certificate of Incorporation of OptiCare (the "Certificate of Amendment") described in the Shareholder Proposal, and (C) issuance upon conversion of the Shares in accordance with the terms of OptiCare's Certificate of Incorporation, as amended by the Certificate of Amendment, the Common Stock issuable upon conversion of the Shares will be duly and validly issued, fully paid and nonassessable and will be free of free and clear of al pledges, liens, encumbrances and preemptive rights.

         9. OptiCare represents and warrants to each of the Holders that, with regard to the consummation of the transactions contemplated by this Letter Agreement, the Company has complied with (i) all laws, statutes, governmental regulations, judicial or administrative tribunal orders, judgments, writs, injunctions, decrees, stock exchange rules and similar commands applicable to it and its business, and all unwaived terms and provisions of all agreements, instruments, and commitments to which it is a party or to which it or any of its assets or properties is subject, except for any noncompliances that, both individually and in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on the Shares or OptiCare's business, assets, operations or financial condition, and (ii) its Certificate of Incorporation and Bylaws, as currently in effect.

         10. OptiCare represents and warrants to each of the Holders that (i) the audited consolidated balance sheet of OptiCare as of December 31, 2002, and the related consolidated statements of operations and cash flows for the year then ended (the "Financial Statements"), have been, except as noted therein, prepared in conformity with generally accepted accounting principles consistently applied throughout the periods


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involved and present fairly in all material respects the consolidated financial position of OptiCare as at the dates thereof, and the consolidated results of its operations and cash flows for the periods then ended, and (ii) except as set forth on Schedule A-10 attached hereto, OptiCare does not have any material obligations contingent or otherwise, including, without limitation, liabilities for charges, long-term leases or unusual forward or long-term commitments, other than those incurred since December 31, 2002, in the ordinary course of business.

         11. The parties hereto agree that all representations and warranties made herein shall survive for one year after the date hereof other than the representations and warranties of OptiCare set forth in Sections A.5, A.6, A.8 and A.9, which shall survive indefinitely.

         B. Miscellaneous

         1. Each of the Holders understands that the Shares shall bear a legend substantially similar to the following:

                THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE OWNED BY A PERSON OR PERSONS WHO MAY BE CONSIDERED AN AFFILIATE FOR PURPOSES OF RULE 144 UNDER THE SECURITIES ACT. NO TRANSFER OF THESE SECURITIES OR ANY INTEREST THEREIN MAY BE MADE UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SHARES MAY BE SOLD PURSUANT TO RULE 144 OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS THEREUNDER.

         2. The undersigned, as the holders of all of the issued and outstanding shares of Series B Preferred Stock, hereby consent to the filing of the Certificate of Designations, Rights and Preferences of the Series C Preferred Stock and to the issuance of the Series C Preferred Stock in accordance hereof.

         3. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York governing contracts to be made and performed therein without giving effect to principles of conflicts of law, and, with respect to any dispute arising out of this Letter Agreement, each party hereby consents to the exclusive jurisdiction of the courts sitting in such State.

         4. This Letter Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         5. OptiCare shall reimburse the Holders for all reasonable out-of-pocket expenses, including reasonable fees and disbursements of Palisade's counsel, up to



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$10,000, in connection with the transactions contemplated by this Letter
Agreement.

         6. The Holders will execute and deliver to OptiCare any writings and do all things necessary or reasonably requested by OptiCare to carry into effect the provisions and intent of this Letter Agreement, including, without limitation, assuring OptiCare that any security interests in any collateral or assets of OptiCare granted to the Holders pursuant to the terms of the Notes and related documentation have been terminated, providing evidence of such termination and/or returning any collateral that is in their position.

         7. The Holders hereby consent to OptiCare's filing of UCC Financing Statement Amendments, on behalf of the Holders, terminating any UCC filings made by the Holders related to the Notes. OptiCare shall send Palisade copies of all such UCC Financing Statements.



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         IN WITNESS WHEREOF, the undersigned have executed this Letter Agreement on May 12, 2003.


                           PALISADE CONCENTRATED EQUITY PARTNERSHIP, L.P.

                           By:      Palisade Concentrated Holdings, LLC
                                    General Partner

                           By:      /s/ Eric J. Bertrand
                                    -------------------------------------
                                    Member


                           /s/ Linda Yimoyines
                           ----------------------------------------------
                           LINDA YIMOYINES


                           OPTICARE HEALTH SYSTEMS, INC.



                           By:      /s/ Dean J. Yimoyines
                                    -------------------------------------
















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